Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE Contacts: Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. ANNOUNCES

PRIVATE PLACEMENT OF FIXED TO FLOATING RATE SUBORDINATED NOTES

CONROE, TEXAS – July 27, 2020 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (the “Company” or “Spirit”), the holding company for Spirit of Texas Bank (the “Bank”), announced the issuance of $37 million aggregate principal amount of fixed-to-floating rate subordinated notes due 2030 (“Notes”) to certain institutional accredited investors and qualified institutional buyers in a private placement. Spirit intends to use the net proceeds from this transaction for general business purposes, payment of existing indebtedness and potential future strategic opportunities.

The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes. The Notes will initially bear interest at a fixed annual rate of 6.00%, payable quarterly in arrears to, but excluding, July 31, 2025. From and including July 31, 2025, to, but excluding, the maturity date or earlier redemption date, the interest rate will reset quarterly to an interest rate per annum equal to a benchmark rate, which is expected to be the then-current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York (provided, that in the event the benchmark rate is less than zero, the benchmark rate will be deemed to be zero) plus 592 basis points, payable quarterly in arrears. Spirit is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after July 31, 2025, and to redeem the Notes at any time in whole, but not in part, upon certain other specified events.

Dean O. Bass, Chairman and Chief Executive of Officer of the Company, stated, “This capital raise is a cost-effective way to increase our regulatory capital at an attractive interest rate without diluting our current shareholders. We are very pleased with the support from the investment community that resulted in the successful completion of the offering.”

Performance Trust Capital Partners, LLC served as placement agent for this offering. Hunton Andrews Kurth LLP served as legal counsel to the Company and Fenimore, Kay, Harrison & Ford, LLP served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 41 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, Austin, San Antonio-New Braunfels, Corpus Christi and Tyler metropolitan areas, along with offices in North Central and South Texas. Please visit www.sotb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the anticipated use of net proceeds from the private placement of the Notes and other matters. Any statements about our expectations, beliefs, plans, predictions, protections, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically, but not exclusively, identified by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will, “should,” “seeks,” “likely,” “intends” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those expressed or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

###

2